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                                                                  EXHIBIT (i)(1)


October 27, 2004

Van Kampen Series Fund, Inc.
1 Parkview Plaza
Oakbrook Terrace, IL 60181


Re:       Van Kampen Series Fund, Inc.
          Registration Statement on Form N-1A
          (File Nos. 33-51294 and 811-7140)

Ladies and Gentlemen:

We have acted as special Maryland counsel to Van Kampen Series Fund, Inc. (the "Company"), a Maryland corporation registered under the Investment Company Act of 1940, as amended (the "1940 Act"), on behalf of Van Kampen American Value Fund, Van Kampen Emerging Markets Fund, Van Kampen Emerging Markets Income Fund, Van Kampen Equity Growth Fund, Van Kampen Global Equity Allocation Fund, Van Kampen Global Franchise Fund and Van Kampen Global Value Equity Fund (collectively referred to as the "Funds"), in connection with the preparation of Post-Effective Amendment No. 35 to the Company's Registration Statement on Form N-1A (as amended, the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, with the Securities and Exchange Commission (the "Commission") on or about October 27, 2004. The Registration Statement relates to the registration under the 1933 Act and 1940 Act of an indefinite number of each of Class I Shares of common stock, par value $.001 per share, of the Company on behalf of the Funds (collectively, the "Shares").

In our examination we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of the Company and its officers and other representatives, including the facts and conclusions set forth in the Certificate of Secretary of the Company, dated the date hereof and attached hereto as Exhibit A (the "Company's Certificate").

In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:

          (i)     the Company's Certificate;



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Van Kampen Series Fund, Inc.
October 27, 2004
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         (ii) the Articles of Amendment and Restatement of the Company, dated
October 2, 1995 (the "Articles");

         (iii) the Articles Supplementary of the Company filed since October 2, 1995 to the date hereof (which shall be collectively referred to with the Articles as the "Charter");

         (iv) a certified copy of the By-laws of the Company, as amended to the date hereof as annexed to the Company's Certificate (the "By-laws"); and

         (v) a copy of resolutions of the Board of Directors of the Company relating to the authorization, issuance and sale of the Shares, the filing of the Registration Statement, and any amendments or supplements thereto and related matters as annexed to the Company's Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

We have assumed due filing of the Articles Supplementary dated October 25, 2004, and that the issuance of the Shares as contemplated by the Registration Statement, complies with and will not conflict with or violate any provisions of the 1940 Act.

We express no opinions as to the laws of any state or jurisdiction other than, and our opinions expressed herein are limited to, the laws of the State of Maryland. This letter and the opinions expressed herein are being furnished by us to you solely for your benefit in connection with the issuance of Shares pursuant to the Registration Statement and may not be relied on, used, circulated, quoted from or otherwise referred to by any other person or for any other person without our prior written consent, except as expressly permitted herein. The opinions expressed herein are limited to the matters set forth in this letter and no other opinions should be inferred beyond the matters expressly stated.

Based upon and subject to the foregoing, we are of the opinion that the issuance and sale of Shares by the Company on behalf of the Funds have been duly authorized by the Company and, assuming certificates therefor have been duly executed, countersigned, registered and delivered or the shareholders' accounts have been duly credited and the Shares represented thereby have been fully paid for, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit (i)(1) to the Registration Statement. In giving this consent, we do not hereby admit that we are in the

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Van Kampen Series Fund, Inc.
October 27, 2004
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category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

Very truly yours,

Miles & Stockbridge P.C.

By: /s/ Courtney A. Blair
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   Principal
CAB/sls